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                                                                    Exhibit 4.16

                                 FIRST AMENDMENT

                  FIRST AMENDMENT, dated as of August 5, 2002 (this "Amendment"), to the Investment Agreement, dated as of December 27, 2001 (as amended, supplemented or otherwise modified, the "Investment Agreement"), among Acterna Corporation, a Delaware corporation (together with its successors and assigns, the "Parent"), Acterna LLC, a Delaware limited liability company wholly owned and controlled by the Parent (together with its successors and assigns, the "Company") and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership (together with its successors and assigns, the "Investor").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Investment Agreement, the Investor has purchased certain 12% Senior Secured Convertible Notes due December 31, 2007 of the Company;

                  WHEREAS, in connection with a proposed purchase by CD&R VI (Barbados), Ltd. of the Senior Secured Convertible Notes due December 31, 2007, Series 2 of the Company, the Company and the Parent have requested the Investors to agree to amend the Investment Agreement; and

                  WHEREAS, the Investor has agreed to the requested amendments but only on the terms and conditions contained in this Amendment;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. Defined Terms. Terms defined in the Investment Agreement and used herein shall have the meanings given to them in the Investment Agreement.

                  Section 2. Amendment to Subsection 6.6 (Mandatory Offer to Repurchase the CD&R Notes Upon Disposition of Assets). Section 6.6(a) of the Investment Agreement is hereby amended by deleting the parenthetical "(other than to the Company or any of its Restricted Subsidiaries)" where it appears in clause (i) of the definition of Mandatory 6.6(a) Repurchase Event and inserting in lieu thereof the parenthetical "(other than to the Company or any of its Restricted Subsidiaries, and other than any sale, transfer or other disposition described in subsection 14.5(m) of the Credit Agreement as amended by the Third Credit Agreement Amendment, to the extent the proceeds thereof are used in accordance with the Credit Agreement as so amended)".

                  Section 3. Amendment to Section 7.10 (Liens). Section 7.10 of the Investment Agreement is hereby amended by inserting the phrase "other than Airshow Sale Proceeds Cash Collateral Account (as defined in the Credit Agreement as amended by the Third Credit Agreement Amendment)" immediately after the phrase "properties or assets" in such Section 7.10.

                  Section 4. Amendment to Section 8.2 (Limitation on Restricted Payments). Section 8.2(a) of the Investment Agreement is hereby amended by inserting at the end of the parenthetical in clause (iii), and at the end of the first parenthetical in clause (iv), of such Section

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8.2(a) the phrase "and other than as permitted by Section 14.12 of the Credit
Agreement as amended by the Third Credit Agreement Amendment".

                  Section 5. Amendment to Section 8.7 (Limitation on Optional Payments and Modifications of Debt Instruments and other Material Agreements).
Section 8.7 of the Investment Agreement is hereby amended by inserting at the beginning of clause (a) of such Section 8.7 the phrase "except as permitted by
Section 14.12(a) of the Credit Agreement as amended by the Third Credit Agreement Amendment,".

                  Section 6. Amendment to Section 8.8 (Limitation on Negative Pledge Clauses). Section 8.8 of the Investment Agreement is hereby amended by inserting in clause (a) of such Section 8.8 immediately after the phrase "this Agreement and the other Note Financing Documents" the phrase ", the Barbados Investment Agreement and any Note Financing Documents as defined in the Barbados Investment Agreement".

                  Section 7. Amendment to Section 10.1 (Events of Default).
Section 10.1(f) of the Investment Agreement is hereby amended by deleting the phrase "or (ii)" in such Section 10.1(f) and inserting in lieu thereof the phrase ", (ii) any Barbados Default Event shall occur or exist or (iii)".

                  Section 8. Amendment to Article XII (Definitions). (a) Article XII of the Investment Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

                           "Barbados Default Event" means a "Default" or "Event
                  of Default" as those terms are defined in the Barbados Investment Agreement, or any other default or event of default under the Barbados Investment Agreement.

                           "Barbados Investment Agreement" means the Investment
                  Agreement, dated as of August 5, 2002, among the Company, the Parent and CD&R VI (Barbados), Ltd., as the same may be amended, supplemented, waiver or otherwise modified from time to time.

                           "Barbados Notes" means the "Notes" as defined in the
                  Barbados Investment Agreement.

                           "Third Credit Agreement Amendment" means the Third
                  Amendment, dated as of August 7, 2002, to the Credit
                  Agreement.

                  (b) Article XII of the Investment Agreement is hereby further amended by deleting the phrase "or (4)" where it occurs in clause (k) of the definition of "Permitted Liens" and inserting in lieu thereof the phrase ", (4) securing the Barbados Notes or (5)" in clause (p) of the definition of "Permitted Liens."

                  (c) Article XVIII of the Investment Agreement is hereby amended by adding the following provision as Section 13.17 of the Investment
Agreement:

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                           "Limitation on Certain Transactions. The Investor
                  hereby agrees that, from and after the date hereof, neither the Investor nor any other investment vehicle managed by Clayton, Dubilier & Rice, Inc. shall engage in any Rule 13e-3 transaction, as such term is defined in Rule 13e-3 of the Exchange Act, without the prior written consent of the Special Committee (as such term is defined in the Barbados Investment Agreement). The agreements in this Section 13.17 shall survive repayment of the Notes and all other amounts payable hereunder and the issuance of the Warrants."

                  Section 9. Amendments to Guarantee and Collateral Agreement. The definition of "Credit Agreement" in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by deleting "2001" and inserting in lieu thereof "2000".

                  Section 10. Consent. The Investor hereby consents to the amendment contained in the Third Credit Agreement Amendment to Section 14.12(e) of the Credit Agreement.

                  Section 11. Waiver. In furtherance of the foregoing, the Investor consents to the Company's and the Parent's execution, delivery and performance of the Investment Agreement, dated as of the date of this Amendment, among the Company, the Parent and CD&R VI (Barbados), Ltd., and hereby waives any default or event of default under the Investment Agreement or the other Note Financing Documents that may result from such execution, delivery or performance.

                  Section 12. Representation and Warranties; No Defaults or Events of Default. Each of the Company and the Parent represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and the representations and warranties made by the Company and the Parent in or pursuant to the Investment Agreement or any other Note Financing Document are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent of changes resulting from transactions contemplated or permitted by this Amendment, and except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

                  Section 13. Payment of Expenses. The Company agrees to pay or reimburse the Investor for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Investor.

                  Section 14. Continuing Effect of the Investment Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Investment Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Parent or the Company or any of its Subsidiaries that would require an amendment, waiver or consent of the Investor except as expressly stated herein. Except as expressly amended hereby, the provisions of the Investment Agreement are and shall remain in full force and effect in accordance with its terms.

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                  Section 15. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  Section 16. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    ACTERNA LLC



                                    By: __________________________________
                                          Name:
                                          Title:

                                    ACTERNA CORPORATION



                                    By: ____________________________________
                                          Name:
                                          Title:



                                    CLAYTON, DUBILIER & RICE FUND VI
                                     LIMITED PARTNERSHIP

                                    By: CD&R Associates VI Limited Partnership,
                                     its general partner

                                    By: CD&R Investment Associates VI, Inc., its
                                     managing general partner


                                    By: ____________________________________
                                          Name:
                                          Title:


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                           ACKNOWLEDGMENT AND CONSENT

         Each of the undersigned as guarantors under the Guarantee and Collateral Agreement, dated as of December 27, 2001, made by the undersigned in favor of the Investor and the other Secured Parties referred to therein, hereby
(a) consents to the transactions contemplated by this Amendment and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment.

                                    ACTERNA BUSINESS TRUST



                                    By: ____________________________________
                                          Name:
                                          Title:


                                    Airshow, Inc.



                                    By: ____________________________________
                                          Name:
                                          Title:


                                    APPLIED DIGITAL ACCESS, INC.

                                    By: ____________________________________
                                          Name:
                                          Title:


                                    DA VINCI SYSTEMS, INC.



                                    By: ____________________________________
                                          Name:
                                          Title:


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                                    ITRONIX CORPORATION

                                    By: ____________________________________
                                          Name:
                                          Title: